Exhibit 99.1
For Immediate Release
 Contact:
Debi Neary Ethridge
Vice President, Finance & Investor Relations
dethridge@lodgian.com
(404) 365-2719
Lodgian Reports 2008 Fourth Quarter and Full-Year 2008 Results
     ATLANTA, Ga., February 25, 2009—Lodgian, Inc. (AMEX: LGN), one of the nation’s largest independent owners and operators of full-service hotels, today reports results for the fourth quarter and full year ended December 31, 2008.
     The company will host an 11 a.m. E.T. conference call today to discuss results.
     The “35 continuing operations hotels” comprise those Lodgian properties that are not held for sale as of December 31, 2008. Lists of properties, both continuing operations and held for sale, are attached to this press release.
Fourth Quarter 2008 Highlights for 35 Continuing Operations Hotels
•	Reduced corporate overhead by $1.2 million in the 2008 fourth quarter compared to the 2007 fourth quarter.
•	Increased revenue per available room (RevPAR) index by 3.9 percent in the 2008 fourth quarter over the 2007 fourth quarter, to 101.7 percent.
•	Experienced a 4.9 percent decrease in RevPAR in the 2008 fourth quarter over the 2007 fourth quarter, compared to a 9.8 percent decrease in the same period for the U.S. industry as a whole, according to Smith Travel Research.
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Full Year 2008 Highlights for 35 Continuing Operations Hotels
•	Increased RevPAR index by 1.9 percent in 2008 compared to 2007, to 100.1 percent.
•	Reduced corporate overhead by $5.1 million from 2007 to 2008.
•	Achieved a 61 basis point increase in Adjusted EBITDA margin in 2008 over the prior year, with Adjusted EBITDA increasing $1.1 million to $48.0 million.
Statistics for 35 Continuing Operations Hotels

	4Q 2008	*	4Q 2007	*	% Change	Year 2008*	Year 2007*	% Change
Rooms revenue	$38,732		$40,730		-4.9%	$178,623	$179,716	-0.6%
RevPAR	$63.27		$66.51		-4.9%	$73.32	$73.97	-0.9%
Total revenue	$54,150		$56,978		-5.0%	$240,428	$242,558	-0.9%
Loss from continuing operations	$(4,947)		$(4,103)		n/m	$(12,911)	$(5,581)	n/m
EBITDA	$7,909		$10,501		-24.7%	$37,390	$42,569	-12.2%
Adjusted EBITDA (defined below)	$9,415		$11,272		-16.5%	$47,953	$46,886	2.3%
Consolidated Financial Results

Loss from continuing operations	$(4,947)	$(4,103)	n/m	$(12,911)	$(5,581)	n/m
Income/(loss) from discontinued operations	$297	$(3,970)	n/m	$927	$(2,865)	n/m
Loss attributable to common stock	$(4,650)	$(8,073)	n/m	$(11,984)	$(8,446)	n/m
Loss per share attributable to common stock	$(0.22)	$(0.34)	n/m	$(0.55)	$(0.35)	n/m

*Dollars in thousands except for RevPAR and per share data
In this press release, Lodgian uses the term “Adjusted EBITDA” to mean earnings before interest, taxes, depreciation and amortization (“EBITDA”), but excluding the effects of the following charges: impairment losses; restructuring expenses; gains/losses on debt extinguishment; and casualty (gains)/losses, net, for properties damaged by events such as hurricane, fire or flood.
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Fourth Quarter 2008 Results
     Fourth quarter 2008 total revenue for 35 continuing operations hotels declined approximately 5.0 percent to $54.2 million, compared to the 2007 fourth quarter. Loss from continuing operations was $(4.9) million, compared to $(4.1) million in the 2007 fourth quarter.
     Net loss attributable to common shares was $(4.7) million, or $(0.22) per share, compared to a net loss of $(8.1) million, or $(0.34) per share in the 2007 fourth quarter.
     EBITDA from continuing operations hotels declined $(2.6) million to $7.9 million, compared to the prior year’s fourth quarter. Adjusted EBITDA for the same properties decreased approximately 16.5 percent, from $11.3 million in the fourth quarter of 2007 to $9.4 million in the 2008 fourth quarter. Adjusted EBITDA margins for the 35 continuing operations hotels declined 240 basis points to 17.4 percent during the 2008 fourth quarter, compared to the 2007 fourth quarter.
Full Year 2008 Results
     2008 total revenue for continuing operations hotels declined 0.9 percent to $240.4 million from $242.6 million in 2007. During 2008, the impact of displacement related to renovations at 11 hotels was approximately $2.1 million, compared to displacement of $1.9 million in 2007. Loss from continuing operations was $(12.9) million, compared to $(5.6) million in 2007, due primarily to impairment losses of $9.5 million recorded during 2008 compared to $1.6 million of impairment losses recorded during 2007.
     Net loss attributable to common shares was $(12.0) million, or $(0.55) per share, compared to a net loss of $(8.4) million, or $(0.35) per diluted share in 2007.
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Lodgian

     EBITDA from continuing operations hotels declined $5.2 million to $37.4 million, compared to the prior year. Adjusted EBITDA for the same properties increased 2.3 percent, from $46.9 million in 2007 to $48.0 million in 2008. Adjusted EBITDA margins for the 35 continuing operations hotels increased 61 basis points to 19.9 percent for the 2008 full year.
Management Comments
     “The recession gained significant momentum in the fourth quarter,” said Peter Cyrus, Lodgian interim president and chief executive officer. “While our RevPAR was down for both the fourth quarter and the full year, we outperformed the industry as a whole. We improved our market share, reflected by a 1.9 percent increase in the RevPAR index for our continuing operations hotels for the full year and a strong 3.9 percent improvement in the fourth quarter.
     “Our continuing operations portfolio is generally in good condition and should compete effectively in each respective market,” he noted. “We completed $43.3 million in renovations in 2008, but have only $25.7 million budgeted for 2009. These capital expenditures are for completion of renovations for recently renewed license extensions and for other necessary projects.”
Asset Disposition Program
     During the year, Lodgian sold five hotels for gross proceeds of $25.0 million. Of the net proceeds, $7.5 million was used for debt reduction and the remainder for general corporate purposes.
     As of December 31, 2008, a total of six properties remained classified as held for sale and were in varying stages of the sale process.
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Balance Sheet Update
     Of the 35 continuing operations hotels, 33 were encumbered by mortgage debt as of December 31, 2008. Additionally, two held for sale hotels were encumbered. These 35 hotels served as collateral for various mortgage debt facilities totaling $332.6 million at December 31, 2008. During 2008, Lodgian paid down its mortgage debt by $26.8 million, or 7.5 percent of the outstanding debt, through a combination of defeasance, asset sales and principal amortization. A summary of mortgage debt facilities is included in the supplemental information attached to this release.
     Lodgian has approximately $128 million of mortgage debt maturing in July 2009. This maturity cannot be extended without the approval of the loan servicers, which extension has been requested but not yet granted. In an effort to refinance the debt prior to the maturity date, the company retained Jones Lang LaSalle in 2008 to assist in refinancing the debt.
     “We are looking at all options, including working with national and international lenders on a portfolio and individual property basis, but to date we have been unable to secure refinancing,” said James MacLennan, executive vice president and chief financial officer. “To assist this refinancing effort, we are also seeking financing on certain unencumbered assets.”
     In addition to the July 2009 maturity, the company has three other 2009 debt maturities which in the aggregate total approximately $169.5 million of mortgage debt. Each of these debt facilities has extension options of one to three years, and the company expects to exercise those extension options.
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     During 2008, Lodgian acquired approximately 2.1 million shares of common stock at an average price of $9.27 per share, for a total of approximately $19.3 million. The company did not acquire any stock in the 2008 fourth quarter.
     At year-end 2008, Lodgian had $28.6 million in unrestricted and restricted cash on its balance sheet, as well as $11.4 million held by lenders for various capital expenditure projects.
Conference Call
     Lodgian will hold a conference call to discuss its 2008 fourth quarter and full year results today, February 25, at 11 a.m. Eastern time. To hear the webcast, interested parties may visit the company’s website at www.lodgian.com and click on Investor Relations and then Webcast, Q4 Earnings Conference Call. A recording of the call will be available by telephone until midnight on Wednesday, March 4 by dialing (800) 866-7991, reference number 11124773. A replay of the conference call will be posted on Lodgian’s website.
Non-GAAP Financial Measures
     The historical non-GAAP financial measures included in this press release are reconciled to the comparable GAAP measures in the schedules attached to this press release.
EBITDA and Adjusted EBITDA
     EBITDA and Adjusted EBITDA are non-GAAP measures and should not be used as a substitute for measures such as net income (loss), cash flows from operating activities, or other measures computed in accordance with GAAP. The company uses EBITDA and Adjusted EBITDA to measure its performance and to assist in the assessment of hotel property values. EBITDA is also a widely used industry measure which Lodgian believes provides pertinent information to investors and is an additional indicator of the company’s operating performance.
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Lodgian

     The company defines Adjusted EBITDA as EBITDA excluding the effects of certain charges such as impairment losses; restructuring expenses; gains/losses on debt extinguishment; and casualty losses or gains related to damage to and insurance recoveries for properties damaged by events such as hurricane, fire or flood.
RevPAR Index
     RevPAR Index is computed by dividing the company’s RevPAR for a particular period by the market’s RevPAR over the same period. To derive the market’s RevPAR, we identify the hotels that the company considers to be competing hotels for each market in which the company operates. The group of hotels in each market is known as the competitive set. We then obtain RevPAR for each competitive set from Smith Travel Research, a leading provider of lodging industry data. We believe that RevPAR Index is a meaningful indicator of our performance because it measures out hotels in relation to our competitors. We use RevPAR Index to determine if our hotels are increasing market share, which is one of our key business objectives.
About Lodgian
     Lodgian is one of the largest independent owners and operators of full-service hotels in the United States. The company currently owns and manages a portfolio of 41 hotels with 7,577 rooms located in 23 states and Canada. Of the company’s 41-hotel portfolio, 21 are InterContinental Hotels Group brands (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express), 12 are Marriott brands (Marriott, Courtyard by Marriott, SpringHill Suites by Marriott, Residence Inn by Marriott and Fairfield Inn by Marriott), three are Hilton brands, and four are affiliated with other nationally recognized franchisors including Starwood,
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Wyndham, and Carlson. One hotel is an independent, unbranded property, which is currently closed and held for sale. For more information about Lodgian, visit the company’s website: www.lodgian.com.
Forward-Looking Statements
     This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Lodgian’s future financial position, business strategy, projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Lodgian and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, the effects of regional, national and international economic conditions, our ability to refinance mortgage debt that matures on July 1, 2009, competitive conditions in the lodging industry and increases in room supply, requirements of franchise agreements (including the right of franchisors to immediately terminate their respective agreements if we breach certain provisions), our ability to complete planned hotel dispositions, the effects of unpredictable weather events such as hurricanes, the financial condition of the airline industry and its impact on air travel, the effect of self-insured claims in excess of our reserves and our ability to obtain adequate insurance at reasonable rates, and other factors discussed under Item IA (Risk Factors) in Lodgian’s Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended September 30, 2008. We assume no duty to update these statements.
     Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Lodgian or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2008	December 31, 2007
	($ in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$20,454	$54,389
Cash, restricted	8,179	8,363
Accounts receivable (net of allowances: 2008 - $263; 2007 - $323)	7,115	8,794
Insurance receivable	—	2,254
Inventories	2,983	3,097
Prepaid expenses and other current assets	21,257	18,186
Assets held for sale	33,021	8,009

Total current assets	93,009	103,092
Property and equipment, net	447,366	499,986
Deposits for capital expenditures	11,408	16,565
Other assets	3,631	5,087

	$555,414	$624,730

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,897	$9,692
Other accrued liabilities	22,897	28,336
Advance deposits	1,293	1,683
Insurance advances	—	2,650
Current portion of long-term liabilities	124,955	5,092
Liabilities related to assets held for sale	16,167	961

Total current liabilities	173,209	48,414
Long-term liabilities	194,800	355,728

Total liabilities	368,009	404,142
Commitments and contingencies
Stockholders’ equity:
Common stock, $.01 par value, 60,000,000 shares authorized;
25,075,837 and 25,008,621 issued at December 31, 2008 and
December 31, 2007, respectively	251	250
Additional paid-in capital	330,785	329,694
Accumulated deficit	(105,246)	(93,262)
Accumulated other comprehensive income	1,262	4,115
Treasury stock, at cost, 3,806,000 and 1,709,878 shares at
December 31, 2008 and December 31, 2007, respectively	(39,647)	(20,209)

Total stockholders’ equity	187,405	220,588

	$555,414	$624,730

LODGIAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	2008	2007
	($ in thousands)
Revenues:
Rooms	$178,623	$179,716
Food and beverage	53,543	55,089
Other	8,262	7,753

Total revenues	240,428	242,558

Direct operating expenses:
Rooms	46,588	44,833
Food and beverage	36,755	37,239
Other	5,806	5,503

Total direct operating expenses	89,149	87,575

	151,279	154,983
Other operating expenses:
Other hotel operating costs	69,960	68,623
Property and other taxes, insurance, and leases	16,561	17,662
Corporate and other	16,805	21,391
Casualty losses (gains), net	1,095	(1,867)
Restructuring	—	1,232
Depreciation and amortization	31,930	28,765
Impairment of long-lived assets	9,468	1,622

Total other operating expenses	145,819	137,428

Operating income	5,460	17,555
Other income (expenses):
Interest income and other	1,054	3,944
Interest expense	(19,345)	(23,172)
Loss on debt extinguishment	—	(3,330)

Loss before income taxes and minority interests	(12,831)	(5,003)
Minority interests (net of taxes, nil)	—	(421)
Provision for income taxes — continuing operations	(80)	(157)

Loss from continuing operations	(12,911)	(5,581)

Discontinued operations:
Income (loss) from discontinued operations before income taxes	958	(2,049)
Provision for income taxes — discontinued operations	(31)	(816)

Income (loss) from discontinued operations	927	(2,865)

Net loss attributable to common stock	$(11,984)	$(8,446)

Net loss per share attributable to common stock:
Basic	$(0.55)	$(0.35)

Diluted	$(0.55)	$(0.35)

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS BY QUARTER
(UNAUDITED)

	2008				2007
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
			($ in thousands)
Revenues:
Rooms	$38,732	$46,679	$49,364	$43,848	$40,730	$46,942	$49,224	$42,821
Food and beverage	13,532	12,545	15,404	12,062	14,429	12,857	15,323	12,480
Other	1,886	2,176	2,138	2,062	1,819	2,134	2,131	1,668

	54,150	61,400	66,906	57,972	56,978	61,933	66,678	56,969

Direct operating expenses:
Rooms	11,026	12,200	12,179	11,183	10,497	11,997	11,725	10,614
Food and beverage	9,015	9,070	9,851	8,819	9,054	9,432	9,918	8,835
Other	1,333	1,548	1,537	1,388	1,288	1,512	1,462	1,242

	21,374	22,818	23,567	21,390	20,839	22,941	23,105	20,691

	32,776	38,582	43,339	36,582	36,139	38,992	43,573	36,278
Other operating expenses:
Other hotel operating costs	16,075	18,287	17,719	17,879	16,285	17,847	17,603	16,889
Property and other taxes, insurance and leases	4,223	4,226	3,760	4,352	4,334	4,087	4,418	4,824
Corporate and other	3,063	4,373	3,484	5,885	4,248	5,575	5,906	5,663
Casualty losses (gain), net	1,152	(57)	—	—	—	—	—	(1,867)
Restructuring	—	—	—	—	(25)	1,258	—	—
Depreciation and amortization	8,352	8,120	7,989	7,469	7,464	7,226	7,098	6,977
Impairment of long-lived assets	354	1,393	5,580	2,141	796	512	155	159

Other operating expenses	33,219	36,342	38,532	37,726	33,102	36,505	35,180	32,645

	(443)	2,240	4,807	(1,144)	3,037	2,487	8,393	3,633
Other income (expenses):
Interest income and other	147	241	276	390	912	1,312	807	912
Other interest expense	(4,577)	(4,821)	(4,775)	(5,172)	(5,790)	(5,958)	(6,044)	(5,378)
Loss on debt extinguishment	—	—	—	—	—	—	(3,330)	—

(Loss) income before income taxes and minority interests	(4,873)	(2,340)	308	(5,926)	(1,841)	(2,159)	(174)	(833)
Minority interests (net of taxes, nil)	—	—	—	—	—	—	(56)	(365)

(Loss) income before income taxes — continuing operations	(4,873)	(2,340)	308	(5,926)	(1,841)	(2,159)	(230)	(1,198)
(Provision) benefit for income taxes — continuing operations	(74)	81	(24)	(63)	(2,262)	1,027	372	707

(Loss) income from continuing operations	(4,947)	(2,259)	284	(5,989)	(4,103)	(1,132)	142	(491)

Discontinued operations:
Income (loss) from discontinued operations before income taxes	199	(3,870)	5,986	(1,357)	(5,824)	1,818	(248)	2,209
Benefit (provision) for income taxes	98	(54)	97	(172)	1,854	(639)	(157)	(1,875)

Income (loss) from discontinued operations	297	(3,924)	6,083	(1,529)	(3,970)	1,179	(405)	334

Net (loss) income attributable to common stock	$(4,650)	$(6,183)	$6,367	$(7,518)	$(8,073)	$47	$(263)	$(157)

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures)
with Income/(Loss) from Continuing Operations (a GAAP measure)
(UNAUDITED)

	2008	2007
	($ in thousands)
Continuing operations:
(Loss) income from continuing operations	$(12,911)	$(5,581)
Depreciation and amortization	31,930	28,765
Interest income	(1,054)	(3,944)
Interest expense	19,345	23,172
Provision (benefit) for income taxes	80	157

EBITDA from continuing operations	$37,390	$42,569

Adjustments to EBITDA:
Restructuring expenses	$—	$1,232
Impairment of long-lived assets	9,468	1,622
Casualty (gains) losses, net	1,095	(1,867)
(Gain) loss on debt extinguishment	—	3,330

Adjusted EBITDA from continuing operations	$47,953	$46,886

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures) with Loss from Continuing Operations (a GAAP measure)
(UNAUDITED)

	2008				2007
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
		($ in thousands)				($ in thousands)
Continuing operations:
(Loss) income from continuing operations	$(4,947)	$(2,259)	$284	$(5,989)	$(4,103)	$(1,132)	$142	$(491)
Depreciation and amortization	8,352	8,120	7,989	7,469	7,464	7,226	7,098	6,977
Interest income	(147)	(241)	(276)	(390)	(912)	(1,312)	(807)	(912)
Interest expense	4,577	4,821	4,775	5,172	5,790	5,958	6,044	5,378
Provision (benefit) for income taxes	74	(81)	24	63	2,262	(1,027)	(372)	(707)

EBITDA from continuing operations	$7,909	$10,360	$12,796	$6,325	$10,501	$9,713	$12,105	$10,245

Adjustments to EBITDA:
Restructuring expenses	$—	$—	$—	$—	$(25)	$1,258	$—	$—
Impairment of long-lived assets	354	1,393	5,580	2,141	796	512	155	159
Casualty (gains) losses, net	1,152	(57)	—	—	—	—	—	(1,867)
(Gain) loss on debt extinguishment	—	—	—	—	—	—	3,330	—

Adjusted EBITDA from continuing operations	$9,415	$11,696	$18,376	$8,466	$11,272	$11,483	$15,590	$8,537

Lodgian, Inc.
Summary of Mortgage Debt as of December 31, 2008
($ in thousands)

	Number	Debt	Maturity
	of Hotels	Balance	Date		Interest rate
Mortgage Debt
IXIS	3	$20,977	Mar-09	[1]	LIBOR plus 2.95%, capped at 8.45%
IXIS	1	18,530	Dec-09	[2]	LIBOR plus 2.90%, capped at 7.90%
Goldman Sachs	10	130,000	May-09	[3]	LIBOR plus 1.50%; capped at 8.50%
Merrill Lynch Mortgage Lending, Inc. — Fixed #1	4	39,372	Jul-09		6.58%
Merrill Lynch Mortgage Lending, Inc. — Fixed #3	7	53,031	Jul-09		6.58%
Merrill Lynch Mortgage Lending, Inc. — Fixed #4	6	35,984	Jul-09		6.58%
Wachovia- Pinehurst	1	2,989	Jun-10		5.78%
Wachovia- Phoenix West	1	9,478	Jan-11		6.03%
Wachovia- Palm Desert	1	5,766	Feb-11		6.04%
Wachovia- Worcester	1	16,501	Feb-11		6.04%

Total Mortgage Debt	35	$332,628			4.71% [4]

[1]- Upon the satisfaction of certain conditions, two one-year extension options are available beyond the maturity date

[2]- Upon the satisfaction of certain conditions, one one-year extension option is available beyond the maturity date

[3]- Upon the satisfaction of certain conditions, three one-year extension options are available beyond the maturity date

[4]- Annual effective weighted average cost of debt at December 31, 2008.

Lodgian, Inc.
2008 Supplemental Operating Information

			Three months ended
Hotel Count	Room Count		December 31, 2008	December 31, 2007	Increase (Decrease)
35	6,654	All Continuing Operations hotels
		Occupancy	63.4%	65.3%		(2.9)%
		ADR	$99.72	$101.84	($2.12)	(2.1)%
		RevPAR	$63.27	$66.51	($3.24)	(4.9)%
		RevPAR Index	101.7%	97.9%		3.9%
30	5,611	Continuing Operations less hotels under renovation in the fourth quarter 2007 or 2008
		Occupancy	63.6%	66.4%		(4.2)%
		ADR	$100.56	$103.13	($2.57)	(2.5)%
		RevPAR	$63.92	$68.48	($4.56)	(6.7)%
		RevPAR Index	103.7%	100.8%		2.9%
12	1,397	Marriott Hotels
		Occupancy	67.6%	67.4%		0.3%
		ADR	$107.97	$112.44	($4.47)	(4.0)%
		RevPAR	$73.03	$75.77	($2.74)	(3.6)%
		RevPAR Index	117.2%	112.1%		4.5%
2	396	Hilton Hotels
		Occupancy	60.5%	64.4%		(6.1)%
		ADR	$107.43	$106.19	$1.24	1.2%
		RevPAR	$65.04	$68.41	($3.37)	(4.9)%
		RevPAR Index	101.7%	99.7%		2.0%
17	3,986	IHG Hotels
		Occupancy	61.1%	65.5%		(6.7)%
		ADR	$98.75	$99.47	($0.72)	(0.7)%
		RevPAR	$60.38	$65.19	($4.81)	(7.4)%
		RevPAR Index	99.4%	97.4%		2.1%
3	875	Other Brands — Radisson, Wyndham & Four Points by Sheraton
		Occupancy	68.6%	61.4%		11.7%
		ADR	$87.57	$92.69	($5.12)	(5.5)%
		RevPAR	$60.05	$56.89	$3.16	5.6%
		RevPAR Index	88.6%	78.1%		13.4%

Lodgian, Inc.
2008 Supplemental Operating Information

Hotel Count	Room Count		2008	2007	Increase (Decrease)
35	6,654	All Continuing Operations hotels
		Occupancy	69.2%	69.0%		0.3%
		ADR	$105.95	$107.21	($1.26)	(1.2)%
		RevPAR	$73.32	$73.97	($0.65)	(0.9)%
		RevPAR Index	100.1%	98.2%		1.9%
22	4,140	Continuing Operations less hotels under renovation during 2007 or 2008
		Occupancy	69.4%	69.7%		(0.4)%
		ADR	$103.20	$103.29	($0.09)	(0.1)%
		RevPAR	$71.57	$72.05	($0.48)	(0.7)%
		RevPAR Index	99.2%	97.6%		1.6%
12	1,397	Marriott Hotels
		Occupancy	72.2%	71.1%		1.5%
		ADR	$112.33	$113.72	($1.39)	(1.2)%
		RevPAR	$81.09	$80.81	$0.28	0.3%
		RevPAR Index	112.1%	112.7%		(0.5)%
2	396	Hilton Hotels
		Occupancy	65.1%	67.1%		(3.0)%
		ADR	$111.27	$110.09	$1.18	1.1%
		RevPAR	$72.47	$73.83	($1.36)	(1.8)%
		RevPAR Index	99.1%	96.9%		2.3%
17	3,986	IHG Hotels
		Occupancy	68.7%	69.8%		(1.6)%
		ADR	$105.65	$106.47	($0.82)	(0.8)%
		RevPAR	$72.61	$74.33	($1.72)	(2.3)%
		RevPAR Index	99.6%	97.4%		2.3%
3	875	Other Brands — Radisson, Wyndham & Four Points by Sheraton
		Occupancy	68.5%	62.9%		8.9%
		ADR	$94.28	$97.78	($3.50)	(3.6)%
		RevPAR	$64.55	$61.46	$3.09	5.0%
		RevPAR Index	84.0%	79.7%		5.4%

Lodgian, Inc.
Continuing Operations Hotel Portfolio

Location	Brand	Rooms
Bentonville, AR	Courtyard by Marriott	90
Little Rock, AR	Residence Inn by Marriott	96
Phoenix, AZ	Crowne Plaza	295
Phoenix, AZ	Radisson	159
Palm Desert, CA	Holiday Inn Express	129
Denver, CO	Marriott	238
Melbourne, FL	Crowne Plaza	270
West Palm Beach, FL	Crowne Plaza	219
Atlanta, GA	Courtyard by Marriott	181
Ft. Wayne, IN	Hilton	244
Florence, KY	Courtyard by Marriott	78
Paducah, KY	Courtyard by Marriott	100
Kenner, LA	Radisson	244
Lafayette, LA	Courtyard by Marriott	90
Dedham, MA	Residence Inn by Marriott	81
Worcester, MA	Crowne Plaza	243
Baltimore (BWI Airport), MD	Holiday Inn	260
Baltimore (Inner Harbor), MD	Holiday Inn	375
Columbia, MD	Hilton	152
Silver Spring, MD	Crowne Plaza	231
Pinehurst, NC	Springhill Suites by Marriott	107
Merrimack, NH	Fairfield Inn by Marriott	115
Santa Fe, NM	Holiday Inn	130
Albany, NY	Crowne Plaza	384
Strongsville, OH	Holiday Inn	303
Tulsa, OK	Courtyard by Marriott	122
Monroeville, PA	Holiday Inn	187
Philadelphia, PA	Four Points by Sheraton	190
Pittsburgh — Washington, PA	Holiday Inn	138
Pittsburgh, PA	Crowne Plaza	193
Hilton Head, SC	Holiday Inn	202
Myrtle Beach, SC	Holiday Inn	133
Abilene, TX	Courtyard by Marriott	99
Dallas (DFW Airport), TX	Wyndham	282
Houston, TX	Crowne Plaza	294

		6,654

Lodgian, Inc.
Assets Held for Sale

Location	Brand	Rooms
Phoenix, AZ	Holiday Inn	144
East Hartford, CT	Holiday Inn	130
Towson, MD	Holiday Inn	139
Troy, MI	Hilton	191
Memphis, TN	Independent	105
Windsor, Ontario, Canada	Holiday Inn Select	214